Exhibit 99.1

news release

NYSE: TC

TSX: TCM, TCM.WT

TSX-V:TRX.WT, TSX-V:TRX.WT.A

October 20, 2010

THOMPSON CREEK METALS COMPANY COMPLETES ACQUISITION OF TERRANE METALS CORP. AND GOLD STREAM TRANSACTION WITH ROYAL GOLD, INC.

Denver, Colorado — Thompson Creek Metals Company Inc. (“Thompson Creek” or “Company”) (NYSE:TC and TSX:TCM), today announced that it has completed its acquisition of Terrane Metals Corp. (“Terrane”) effective October 20, 2010.

As previously announced, the acquisition, by way of Plan of Arrangement (the “Arrangement”), was overwhelmingly adopted by the equityholders of Terrane, and a Final Order from the Supreme Court of British Columbia was issued approving the Arrangement.  Pursuant to the terms of the Arrangement, Terrane shareholders are entitled to receive C$0.90 in cash and 0.052 of a Thompson Creek share per Terrane share.  Based on a five-day volume weighted average of Thompson Creek’s closing price on the Toronto Stock Exchange (“TSX”) of C$11.54 per share, the total value of consideration paid to the shareholders of Terrane was approximately C$700 million, of which approximately C$420 million was paid in cash and the remainder was from the issuance of approximately 24.3 million shares of Thompson Creek.

Kevin Loughrey, Chairman and Chief Executive Officer of Thompson Creek, commented, “Today is a very special day for our Company and our shareholders as we complete our first major acquisition and evolve Thompson Creek from a pure molybdenum producer to a diversified base metals company.  We appreciate the support of our shareholders, and we welcome the Terrane shareholders, as we continue to explore opportunities to increase shareholder value.  We are excited to begin construction of the Mt. Milligan project, which we expect will generate substantial growth in revenues for the Company when it is completed, as well as continue to advance our other development projects.”

Concurrent with the closing of the Arrangement, Thompson Creek has completed its Mt. Milligan gold stream transaction with Royal Gold, Inc. (“Royal Gold”), pursuant to which Royal Gold has acquired the right to 25% of the payable gold from the Mt. Milligan project.  Total consideration for the transaction was $311.5 million, of which $226.5 was paid in conjunction with the closing of the Arrangement, and the remaining $85.0 million to be paid during construction of the Mt. Milligan project (all amounts in U.S. dollars, unless otherwise noted).

“We are pleased to have completed the gold stream transaction and look forward to a long-term relationship with Royal Gold,” stated Mr. Loughrey.

Thompson Creek intends to fund the remaining Mt. Milligan construction costs over approximately the next two and a half years from a combination of (i) combined cash balances of Thompson Creek and Terrane (ii) the $311.5 million of proceeds from the gold stream transaction with Royal Gold, (iii) up to $450 million of debt finance in the form of equipment financing and a potential bank credit facility, (iv) internal cash generation, and (v) potential warrant proceeds including Thompson Creek’s existing warrants due in 2011 (potential proceeds of C$220 million) as well as the Terrane warrants due in 2011 and 2012 that will remain outstanding (potential net proceeds of approximately C$26 million).

Former Terrane Shareholders

To receive their Thompson Creek shares and cash consideration, former Terrane shareholders must properly complete and execute the Letter of Transmittal previously delivered to them and submit such Letter of Transmittal, along with the certificate(s) representing their Terrane shares, to Equity Transfer & Trust Company, the depositary for the Arrangement, at the address indicated in the Letter of Transmittal and in accordance with the procedures set forth in the Letter of Transmittal.  Former Terrane shareholders who hold Terrane shares registered in the name of a broker, investment dealer, bank, trust company or other intermediary should contact the intermediary for instructions and assistance in providing details for registration and delivery of the Arrangement consideration to which the registered holder is entitled.

Terrane shareholders who have questions or require more information with respect to the Arrangement, the payment of the cash consideration or the receipt of Thompson Creek shares should contact:

Equity Transfer & Trust Company

200 University Avenue, Suite 400

Toronto, Ontario M5H 4H1

Tel: (416) 361-0152  Fax: (416) 361-0470

Email:  investor@equityfinancialtrust.com

Further details regarding the terms of the Arrangement are set out in Terrane’s Notice of Special Meeting and Management Information Circular dated August 23, 2010, which is available on SEDAR under Terrane’s profile at www.sedar.com.

About Thompson Creek Metals Company Inc.

Thompson Creek Metals Company Inc. is a growing, diversified, North American mining company.  The Company produces molybdenum at its 100%-owned Thompson Creek mine in Idaho and Langeloth Metallurgical Facility in Pennsylvania and its 75%-owned Endako mine in northern British Columbia.  The Company is also in the process of constructing the Mt. Milligan copper-gold mine in northern British Columbia, which is expected to commence production in 2013.  Among the Company’s development projects are the Mount Emmons molybdenum deposit in Colorado and the Davidson molybdenum and Berg copper-molybdenum-silver deposits in northern British Columbia.

Thompson Creek has approximately 875 employees.  Its principal executive office is in Denver, Colorado, and it also has offices in Toronto, Ontario and Vancouver, British Columbia. More information is available at www.thompsoncreekmetals.com.

Cautionary Note Regarding Forward-Looking Statements

This news release contains ‘‘forward-looking information’’ within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation.  Often, but not always, forward-looking statements can be identified by the use of words such as ‘‘plans’’, ‘‘expects’’, ‘‘is expected’’, ‘‘budget’’, ‘‘scheduled’’, ‘‘estimates’’, ‘‘forecasts’’, ‘‘intends’’, ‘‘anticipates’’, or ‘‘believes’’ or variations (including negative variations) of such words and phrases, or state that certain actions, events or results ‘‘may’’, ‘‘could’’, ‘‘would’’, ‘‘might’’ or ‘‘will’’ be taken, occur or be achieved or are “subject” to future events.  Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Thompson Creek and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  Examples of forward-looking information include, but are not limited to: statements with respect to the future financial or operating performance of Thompson Creek or its subsidiaries and its projects; the estimation of mineral reserves and resources; the realization of mineral reserve estimates; the timing and amount of estimated future production; capital, operating and exploration expenditures; the costs and timing of the development of new deposits including Mt. Emmons, Davidson and Berg; the costs and timing of future exploration; requirements for additional capital; the expected increase in Thompson Creek’s share of annual production resulting from the expansion of the Endako mine; the benefits of the Terrane acquisition to Thompson Creek shareholders (including the diversification of Thompson Creek’s assets; the benefits of the gold stream transaction with Royal Gold; the ability to finance future projects without equity dilution; and Thompson Creek’s potential to obtain significant production growth by 2013); the achievement of the mine plan at Mt. Milligan, including estimated mine life, expected annual production, and creation of up to 400 direct permanent jobs; Thompson Creek’s plans for funding of initial capital costs at Mt. Milligan; the commissioning of a mine and mill complex at Mt. Milligan in 2013; disruption to Thompson Creek’s business as a result of the Terrane acquisition; and Thompson Creek’s ability to achieve its expected growth strategy.

Such factors include, among others, risks related to general business, economic, competitive, political and social uncertainties including the current global recessionary economic conditions, the associated low molybdenum prices and the levels of disruption and continuing illiquidity in the credit markets; risks related to foreign currency fluctuations; energy prices & fluctuations; title disputes or claims; limitations of insurance coverage; changes in governmental regulation of mining operations; risks related to the volatility of Thompson Creek’s share price; changes in environmental regulation; the actual results of current exploration activities; actual results of reclamation activities; conclusions of economic evaluations; changes in project parameters as plans continue to be refined; possible variations of ore grade or recovery rates; impurities and toxic substances in the mined material, failure of plant, equipment or processes to operate as anticipated; the age of the Langeloth Facility; structural integrity and old equipment at the Endako Mine; accidents, labor disputes and other risks of the mining industry; access to skilled labor; relations with employees; dependence upon key management personnel and executives; political instability, insurrection or war; disruption of transportation services; increased transportation costs and delays in obtaining governmental permits and approvals, or financing or in the completion of development or construction activities.  Additional factors that could cause Thompson Creek’s results to differ from those described in the forward-looking information can be found in the section entitled ‘‘Risk Factors’’ in Thompson Creek’s current Annual Report on Form 10-K, as amended, and subsequent documents filed on EDGAR at www.sec.gov and on SEDAR at www.sedar.com.  Although Thompson Creek has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. Forward-looking statements contained herein are made as of the date of this news release and Thompson Creek disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or results or otherwise, except as required by law.  There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements.  Accordingly, the reader is cautioned not to place undue reliance on forward-looking statements.

Readers should refer to Thompson Creek’s current Annual Report on Form 10-K, as amended, which is available on SEDAR at www.sedar.com and EDGAR at www.sec.gov and other continuous disclosure documents available at www.sedar.com and www.sec.gov for further information on ore reserves and mineralized material, which is subject to the qualifications and notes set forth therein.

For more information, please contact:

Pamela Solly	Christine Stewart
Director Investor Relations	Renmark Financial Communications Inc.
Thompson Creek Metals Company Inc.	Tel: (416) 644-2020
Tel: (303) 762-3526	cstewart@renmarkfinancial.com
psolly@tcrk.com